RESIGNATION

FOR

COSMOCOMMUNICATIONS CORPORATION

The undersigned, Carol Atkinson, hereby resigns as director, secretary and treasurer of Cosmo Communications Corporation, a Florida corporation, effective as of the 15th day of September, 2006.

Dated: September 15, 2006

/s/ Carol Atkinson
Carol Atkinson